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                         R.R. DONNELLEY & SONS COMPANY
                           1991 STOCK INCENTIVE PLAN

   (as amended on September 1, 1992, October 26, 1995 and January 25, 1996)


                                  I. GENERAL


1. Plan. To provide incentives to management through rewards based upon the ownership or performance of the common stock of R.R. Donnelley & Sons Company (the "Company"), the Committee hereinafter designated, may grant cash or stock bonus awards, stock options, stock appreciation rights, or combinations thereof, to eligible officers and other key management employees, on the terms and subject to the conditions stated in this Plan. In addition, to provide incentives to members of the Board of Directors ("Board") who are not employees of the Company ("non-employee directors"), such non-employee directors are hereby granted options on the terms and subject to the conditions set forth in this Plan.

2. Eligibility. Officers and other key management employees of the Company, its subsidiaries, and any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest, shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options or stock appreciation rights, either singly or in combination, as the Committee, in its discretion, shall determine. Non-employee directors shall receive stock options on the terms and subject to the conditions stated in the Plan. For purposes of the Plan, references to employment by the Company also mean employment by a majority-owned subsidiary of the Company and employment by any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest.

3. Limitation on Shares to be Issued. The maximum number of shares of common stock, par value $1.25 per share, to be issued pursuant to all grants made under the Plan shall be 3,600,000. Shares awarded pursuant to grants (other than shares of restricted common stock) which, by reason of the expiration, cancellation or other termination of the grants prior to issuance, are not issued, shall again be available for future grants.

     Shares of common stock to be issued may be authorized and unissued shares of common stock, treasury stock or a combination thereof.

4. Administration of the Plan. The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors designated by the Board of Directors (the "Committee"). No member of the Committee, during the one year prior to service on the Committee or during such service, shall have been or be granted
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or awarded shares of common stock, options to purchase shares of common stock, or other equity securities of the Company pursuant to the Plan or any other plan of the Company or any affiliate of the Company, except as provided in Article III, Section 1(b) and except for a grant or award which would not result in such member ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall, subject to the terms of the Plan, establish selection guidelines; select eligible officers and key management employees for participation; determine the form of grant, either as a bonus award, or as stock option or stock appreciation rights or combination thereof; and determine the form of stock option, the number of shares subject to the grant, the fair market value of the common stock when necessary, the time and conditions of vesting or exercise, and all other terms and conditions of the grant. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant, conditions with respect to competitive employment or other activities not inconsistent with or conflicting with the Plan. All such rules, regulations, and interpretations relating to the Plan adopted by the Committee shall be conclusive and binding on all parties. All grants and awards under this Plan shall be evidenced by written instruments delivered by the Company to the participants, and no such grant or award shall be valid until so evidenced.

     Notwithstanding the foregoing, neither the Board nor the Committee shall have any discretion to alter the number of shares granted to non-employee directors pursuant to Article III, Section 1(b) or the terms or conditions under which such shares are granted.

5. Adjustments for Changes in Capitalization. Appropriate adjustments shall be made by the Committee in the class and maximum number of shares to be issued under the Plan, the class and maximum number of shares to be issued pursuant to bonus awards, and the class and number of shares the subject of any grant and the option price therefor, if applicable, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan.

6. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 1991 annual meeting scheduled to be held on March 28, 1991, and if approved shall become effective on that date. The Plan shall terminate five years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants made prior to termination.

7. Amendments. The Plan may be amended or terminated by the Board in any respect, except that (i) no amendment may be made without stockholder approval if such amendment would increase the maximum number of shares available for issuance under the Plan or otherwise require stockholder approval, (ii) Article III, Section 1(b) shall not be amended more than once every six months, other than amendments to
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comport with changes in the Internal Revenue Code of 1986, as amended, the
Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, and (iii) notwithstanding the foregoing clause (ii), no amendment may be made without stockholder approval if such amendment would change the number of shares to be granted, pursuant to stock options, to non-employee directors.

8. Prior Plans. Upon the effectiveness of this Plan, no further grants shall be made under the Company's 1981 Stock Incentive Plan, as amended, and the 1986 Stock Incentive Plan, as amended, except that stock appreciation rights may be granted with respect to options previously granted and outstanding under such Plans. Bonuses awarded under the 1986 Stock Incentive Plan, as amended, and options granted under the 1981 Stock Incentive Plan, as amended, and the 1986 Stock Incentive Plan, as amended, prior to the effectiveness of this Plan shall continue in effect in accordance with their terms.

9. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any Federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises (the "Tax Date"), (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A),
(B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act (as defined below), the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Shares of common stock to be delivered or withheld may have an aggregate fair market value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rates. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
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                               II. BONUS AWARDS


1. Form of Award. Bonus awards, whether Performance Awards or Fixed Awards, may be made to eligible officers and other key management employees in the form of
(i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is substantially the equivalent of a share of common stock but for the power to vote and the entitlement to current dividends, (iii) in the form of shares of common stock issued to the employee but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2. Performance Awards. Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual such amount, percentage or number to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a performance period of not less than one nor more than ten years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a Performance Award until the conclusion of the performance period and the determination of the level of achievement specified in the award, and the time of vesting, if any, thereafter shall be as specified in the award.

3. Fixed Awards. Awards may be made which are not contingent on the performance of objectives, but are contingent on the participant's continuing in the Company's employ for a period to be specified in the award, which period shall be not less than one nor more than ten years from the date of award.

4. Rights with Respect to the Restricted Shares. If shares of restricted common stock are issued pursuant to an award, the participant shall have the right to vote the shares and to receive dividends thereon from the date of issuance, unless and until forfeited.

5. Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, amounts equal to dividends otherwise payable on a like number of shares of common stock after the crediting of the units shall be credited to an account for the participant and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. Treasury obligations.

6. Vesting and Resultant Events. The Committee may, in its discretion, provide for early vesting of an award in the event of the participant's death, permanent and total disability or retirement. At the time of vesting, (i) the award, if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, and the participant's account to which dividends and interest have been credited shall be paid in cash, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then
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fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions. A Bonus Award is not transferable other than by will or the laws of descent and distribution.

7. Acceleration Upon Change in Control. If while any Performance Award or Fixed Award remains outstanding under this Plan--

               (a) any "person," as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
          (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or
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               (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets,

     (any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Company's assets as described above occurs (the applicable date being hereinafter referred to as the "Acceleration Date"), (i) with respect to such Performance Awards, the highest level of achievement specified in the award shall be deemed met and the award shall be immediately and fully vested, and (ii) with respect to such Fixed Awards, the period of continued employment specified in the award upon which the award is contingent shall be deemed completed and the award shall be immediately and fully vested.



                              III. STOCK OPTIONS


1. Grants. (a) Options for Officers and Key Management Employees. Options to purchase shares of common stock of the Company may be granted to such eligible officers and key management employees as may be selected by the Committee. These options may, but need not, constitute "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended, or any other form of option under the Code as hereafter amended.

          (b) Options for Non-Employee Directors. An option to purchase 2,000 shares of common stock of the Company shall be granted on March 28, 1991 and, thereafter, annually on the date of the Company's annual meeting of stockholders to each individual who immediately following such meeting on such date is a non-employee director.

2. Terms of Options. No option shall be exercisable earlier than one, nor more than ten years after, the date of grant. The per share option price shall be not less than 100% of the fair market value of a share of common stock of the Company at the time the option is granted; provided that options granted to non-employee directors shall be 100% of the fair market value of a share of common stock of the Company at the time the option is granted. Upon exercise, the option price may be paid in cash, in shares of common stock of the Company having a fair market value equal to the option price, or in a combination thereof. Options may be exercised during the individual's continued employment with the Company or service on the Board, as the case may be, and for a period not in excess of ninety days following termination of employment or service on
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the Board and only within the original term of that option; provided, however, that if employment of the optionee by the Company and its subsidiaries or service on the Board, as the case may be, shall have terminated by reason of retirement or total and permanent disability, then the option may be exercised for a period not in excess of five years following termination of employment or service on the Board, but not after the expiration of the term of the option. Options shall not be transferable, except that in the event of the death of an optionee (i) during employment or service on the Board, as the case may be, (ii) within a period not in excess of five years after termination of employment or service on the Board, as the case may be, by reason of retirement or total and permanent disability or (iii) within ninety days after termination of employment or service on the Board, as the case may be, for any other reason, outstanding options may be exercised by the executor, administrator or personal representative of such deceased optionee within ninety days of the death of such optionee.

3. Acceleration of Stock Options Upon a Change in Control. If while any stock option granted pursuant to this Article III of the Plan remains unexercised and outstanding, a Change in Control (as defined in Article II, Section 8, above) occurs, then from and after the Acceleration Date (as defined in Article II, Section 8, above) all such outstanding and unexercised options, whether or not then vested, shall be fully and immediately exercisable.



                         IV. UK STOCK OPTION SUB-PLAN


1. GENERAL

(a) Sub-Plan. The UK Stock Option Sub-Plan ("the Sub-Plan") has been established in order to vary the terms on which options may be given to officers and other key management employees who are employed in the United Kingdom by the Company or any of its subsidiaries. Stock options granted under the Sub-Plan shall be deemed granted under this Stock Incentive Plan and shall comply in all respects with the terms and conditions applicable to options granted under Article III of this Stock Incentive Plan.

(b) Definitions. In the Sub-Plan the following terms shall have the following meanings:

"the Subsidiaries"          shall mean all companies which are controlled by the
                            Company (as defined in Section 840 of the Income
                            and Corporation Taxes Act 1988) and which are
                            affiliates controlled by the Company directly or
                            indirectly through one or more intermediaries for
                            the purposes of rule 12b-2 of the U.S. Securities
                            Exchange Act of 1934;
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"the Group"            shall mean the Company and the Subsidiaries;

"Associated Company"   shall have the meaning attributed to it in Section 416(1)
                       of the Income and Corporation Taxes Act 1988;

"the Committee"        shall mean the committee designated to administer this
                       Stock Incentive Plan;

"Full Time Employee"   shall mean any director or employee who is employed by
                       the Group in the United Kingdom and who is required to devote to his duties not less than 25 hours (or in the case of an employee who is not a director of any company in the Group, 20 hours) per week (excluding meal breaks) and is not precluded by paragraph 8 of Schedule 9 from participating in the Sub-Plan;

"Relevant Emoluments"  shall have the meaning which the term bears in sub-
                       paragraph (2) of paragraph 28 of Schedule 9 by virtue of sub-paragraph (4) of that paragraph;

"Year of Assessment"   shall mean a year beginning on any 6 April and ending on
                       the following 5 April;

"Market Value"         shall mean on any day the average of high and low
                       transaction prices in trading in the common stock of the Company as reported on the New York Stock Exchange--
                       Composite Transaction compiled by Associated Press or if no trading occurred on such date then on the next preceding date on which such trading occurred;

"Schedule 9"           shall mean Schedule 9 of the United Kingdom Income and
                       Corporation Taxes Act 1988.

"Share" or "Shares"    shall mean a share or shares of common stock of par value
                       $1.25 which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

(c) Sub-Plan. The Committee may grant stock options to officers and other key management employees eligible to participate in the Sub-Plan on the terms and subject to the conditions stated in this Sub-Plan.
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(d) Eligibility. Full Time Employees who are officers or other key management employees employed by the Group in the United Kingdom under selection guidelines to be established by the Committee, shall be eligible, upon selection by the Committee, to receive stock options.

(e) Shares to be Issued. Shares to be issued shall be authorized and unissued shares of common stock, treasury stock or a combination thereof. The issue of shares of common stock, par value $1.25 per share, shall be subject to the maximum specified in this Stock Incentive Plan.

(f) Administration. The Sub-Plan shall be administered by the Committee in accordance with the provisions set out in this Stock Incentive Plan and varied by the terms of this Sub-Plan.

(g) Effective Date and Term of the Sub-Plan. The Sub-Plan shall be submitted to the stockholders of the Company for approval at the 1991 annual meeting scheduled to be held on March 28, 1991, and if approved shall become effective on that date. The Sub-Plan shall terminate five years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under the Sub-Plan after termination but termination shall not affect the right of any participation under the grants made prior to termination.

(h) Amendments. The Sub-Plan may be amended or terminated by the Board subject to the conditions specified in this Stock Incentive Plan. No amendment may be made which will put the Sub-Plan in breach of conditions for approval set out in
Schedule 9 and no amendment to the Sub-Plan or any provision in this Stock Incentive Plan which applies to options granted under the Sub-Plan shall be made without prior approval of the Board of UK Inland Revenue.


2. STOCK OPTIONS

(a) Grants. Options to purchase shares of common stock of the Company may be granted to such eligible Full-Time Employees as may be selected by the Committee.

(b) Variations in Options. Variations may not be made to options granted under the Sub-Plan pursuant to Article I clause 5 of this Stock Incentive Plan without prior consent of the Board of UK Inland Revenue.

(c) Terms of Options. No options shall be exercisable less than one nor more than ten years after the date of the grant. The per share option price shall be stated at the time the option is granted and shall be not less than 100% of the Market Value of the share on the date on which the optionee is offered options under the Sub-Plan. Upon exercise, the option price shall be paid in cash. Options shall not be transferable except that such options may be exercised by the personal representative of a deceased
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optionee within ninety days of the death of the optionee. Options may be exercised during the individual's continued employment with the Group and for a period not in excess of ninety days following termination of employment and only within the original term of the option. No option may be exercised by an individual at any time when he is precluded by Paragraph 8 of Schedule 9 from participating in the Sub-Plan.

(d) Exercise of Option. An option may be exercised by delivery of written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full of the option price for the number of shares so purchased. The Company shall within thirty days post to the optionee certificates representing the number of shares specified, and shall pay all original issue or transfer taxes and all other fees and expenses incidental to such delivery.

(e) Limits on Options. No person shall be granted options under this Sub-Plan which would, at the time that they are obtained, cause the aggregate Market Value of the shares which he may acquire in pursuance of rights obtained under the Sub-Plan or under any other scheme established by the Group or by any Associated Company of the Company and approved by the Board of U.K. Inland Revenue under Schedule 9 (and not exercised) to exceed or further exceed the greater of:

               (1) 100,000 British Pounds Sterling or

               (2) Four times the Relevant Emoluments of the optionee for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or if there were no Relevant Emoluments for the preceding Year of Assessment four times the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments. For the purposes of this clause the Market Value of the shares shall be converted from US Dollars to sterling at the middle rate for the buying and selling of that amount of sterling for US Dollars as quoted by the Barclays Bank PLC at the opening of business on the day on which the optionee is offered options under the Sub-Plan.

(f) Withholding Tax. Article III Clause 3 of this Stock Incentive Plan shall not apply to the Sub-Plan.



                         V. STOCK APPRECIATION RIGHTS


1. Grants. Rights entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock of the Company from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise may be granted to such eligible officers and other key management employees as may be selected by the Committee.

2. Terms of Grant. Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right, but not both, as to the same share of common stock subject to the option and the right, or the right may be granted independently of a related stock option. In either event, the right shall be exercisable not more than ten years after the date of grant. In the case of a participant who is an officer or director of the Company (within the meaning of Section 16 of the Exchange Act), the election to exercise a stock appreciation right, and the exercise of such stock appreciation right, shall be in compliance with Rule 16b-3 under the Exchange Act. Stock appreciation rights shall not be transferable, except that in the event of the death of a grantee during employment or within a period not in excess of five years after termination of employment by reason of retirement or total and permanent disability or within ninety days after termination of employment for any other reason, outstanding rights may be exercised by the executor, administrator or personal representative of such deceased grantee within ninety days of the death of such grantee. Stock appreciation rights may be exercised during the individual's continued employment with the Company and for a period not in excess of ninety days following termination of employment and only within the original term of that grant; provided, however, that if employment of the grantee by the Company and its subsidiaries shall have terminated by reason of retirement or total and permanent disability, then the grant may be exercised for a period not in excess of five years following termination of employment but not after the expiration of the term of the grant.

3. Payment on Exercise. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

4. Withholding Tax. A stock appreciation right may provide that the holder thereof may elect to deliver to the Company (or authorize the Company to retain from any shares of common stock of the Company to be delivered in payment thereof) whole shares of common stock of the Company to satisfy the Company's obligation, if any, to withhold federal, state, local or other taxes required to be withheld in respect of such award; provided, however, that in the case of a holder who is an officer or director of the Company (within the meaning of Section 16 of the Exchange Act), such election and the execution thereof shall be in compliance with Rule 16b-3 under the Exchange Act.

5. Acceleration Upon Change in Control. If while any stock appreciation right granted pursuant to this Article V of this Plan remains unexercised and outstanding, a Change in Control (as defined in Article II, Section 8, above) occurs, then from and after the Acceleration Date (as defined in Article II, Section 8, above) all such outstanding and unexercised stock appreciation rights, whether or not then vested, shall be fully and immediately exercisable.